Exhibit 99.1

FOR IMMEDIATE RELEASE

CIT REPORTS THIRD QUARTER 2011 FINANCIAL RESULTS

Continued Progress Advancing 2011 Priorities

▪	Debt Prepayment Costs Impact Results – Net Loss of $16 Million, or $0.08 Per Diluted Share; Pre-tax Income of $14 Million Includes $169 Million in Debt Prepayment Costs
▪	Advanced Liability Restructuring - Redeemed $4.5 Billion of Debt; Established $2 Billion Revolving Credit Facility
▪	Solid New Business Growth - $2.3 Billion of Committed Volume; Increased 12% Sequentially and More Than Doubled from Third Quarter 2010
▪	Progress on Bank Strategy – Launched CIT Bank Online (BankOnCIT.com); Bank Committed Volume Up 10% Sequentially
▪	Credit Metrics Improved - Net Charge-Offs and Non-Accrual Balances Declined

NEW YORK – October 25, 2011 – CIT Group Inc. (NYSE: CIT), a leading provider of financing to small businesses and middle market companies, today reported a net loss for the quarter ended September 30, 2011 of $16 million, $0.08 per diluted share, down from net income of $116 million, $0.58 per diluted share a year ago1, on reduced fresh start accounting (“FSA”) benefits and higher costs associated with the prepayments of first and second lien debt. Net income for the nine months ended September 30, 2011 was $1 million, $0.01 per diluted share, down from $442 million, $2.20 per diluted share for 2010.

“Our franchises remain strong and continue to provide much needed financing to the small business and middle market sectors despite the continued uncertainties around the U.S. and global economies,” said John A. Thain, Chairman and Chief Executive Officer. “We advanced our 2011 priorities by growing business volumes, accessing diverse funding markets, and further reducing high cost debt. In October, we successfully launched CIT Bank online and eliminated most of the restrictive covenants in our Series A Second Lien Notes. We will continue to capitalize on market opportunities and make progress on our strategic objectives.”

[1]	Comparisons to the 2010 third quarter balances in this press release are to the restated amounts disclosed in our December 31, 2010 Form 10-K.

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Summary of Third Quarter Financial Results

Third quarter operating results reflect increases in new business volume, continued asset sales and lower funding, credit and operating costs. Third quarter pre-tax income was $14 million, improved from a pre-tax loss of $22 million in the prior quarter. Both periods include significant costs associated with debt redemptions ($169 million in the current quarter and $163 million in the second quarter), as well as sizable benefits from net FSA accretion ($95 million in the current quarter and $124 million in the second quarter). The third quarter net loss of $16 million ($0.08 per share) resulted from a $31 million provision for income taxes, an increase of $4 million from the second quarter. Pre-tax results for the quarter ended September 30, 2010 totaled $236 million, which included $262 million of net FSA accretion benefit and $10 million of debt redemption costs.

Total assets at September 30, 2011 were $44.5 billion, down $3.5 billion from June 30, 2011 and down $9.0 billion from a year ago. Cash and short-term investments declined $2.7 billion sequentially to $7.3 billion reflecting actions taken on several liability management initiatives, including the previously mentioned debt repayments. Total loans decreased $0.5 billion during the quarter to $21.8 billion primarily due to asset sales and run-off of the consumer portfolio as funded new business volume exceeded portfolio collections in the commercial segments. Operating lease equipment increased slightly to $11.2 billion, reflecting purchases of aircraft and railcars.

Funded new business volume of $1.9 billion increased 8% sequentially and 75% from the prior- year quarter while committed new business volume of $2.3 billion increased 12% sequentially and more than doubled from a year ago. Corporate Finance, Transportation Finance and Vendor Finance each reported increases in committed volume when compared to both the prior quarter and prior-year quarter. Factoring volume of $6.8 billion was up 10% sequentially, reflecting seasonality, but was down modestly from the prior-year period as growth in CIT’s U.S. factoring volume was offset by lower volume from our European operation that is in wind-down.

Net finance revenue2 improved sequentially due to lower accelerated debt discount amortization and improved funding costs, but declined from a year ago reflecting a lower level of earning assets and less FSA accretion. Average earning assets of $33.7 billion decreased $0.8 billion sequentially and $5.9 billion from a year ago largely due to asset sales. Net finance revenue as a percentage of average earning assets (“finance margin”) was 2.30%, compared to 0.80% last quarter and 3.44% the prior-year quarter. Excluding FSA and debt prepayment penalties, finance margin was 1.60%, up from 1.45% in the prior quarter and 0.95% a year ago. Compared to the second quarter, the third quarter finance margin reflected stable asset yields and a reduction in debt costs, partially offset by reduced benefits on a secured borrowing facility (the Total Return Swap). The improvement from the prior year quarter was primarily driven by lower funding costs. Net operating lease revenue2 improved

[2]	Net finance revenue and net operating lease revenue are non-GAAP measures, see page 15 for reconciliation of non-GAAP to GAAP financial information.

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from the prior quarter reflecting lower depreciation expense due to lease equipment moved to held for sale.

Provision for credit losses was $48 million, down 44% sequentially and 71% from the prior year reflecting declines in net charge-offs and improved credit metrics.

Other income (excluding operating lease rentals) decreased 2% sequentially and 19% from the prior-year quarter. The sequential decline predominantly reflects lower fees and other revenue. Compared to the prior year quarter the decline also includes lower gains on asset sales. Factoring commissions increased sequentially and declined slightly from the prior-year quarter, consistent with volume trends.

Operating expenses decreased 11% sequentially and 4% from the prior year to $220 million. The second quarter of 2011 included certain non-recurring expenses in Vendor Finance and higher litigation costs, while the prior-year period included a $6 million charge for severance and facilities consolidation. Headcount at September 30, 2011 was 3,480, unchanged from June 30, 2011 and down 8% from a year ago.

The loss on debt extinguishments reflects the write-off of original issue discount and fees associated with the repayment of the first lien term loan in August, partially offset by gains on the $457 million of Series A debt repurchased in the open market during the quarter.

Provision for income taxes was $31 million and predominantly reflects provisions for taxable income generated by our international operations as we continue to record valuation allowances on U.S. losses.

Credit and Allowance for Loan Losses

Credit metrics continued to improve as net charge-offs, non-accrual loans and inflows to non-accruals were down from the prior quarter and the prior-year quarter.

Net charge-offs were $47 million, down from $56 million last quarter and $101 million in the third quarter of 2010. The favorable comparisons were driven primarily by Vendor Finance, which had strong recoveries in the current quarter. Also, in prior periods, Vendor Finance reported higher charge-offs relating to liquidating portfolios and the acceleration of delinquency-based charge-offs that occurred in the second half of last year. Net charge-offs and the provision for credit losses do not reflect recoveries of charge-offs on pre-emergence loans and loans classified as held for sale. Recoveries on these loans are recorded in other income and were $36 million, $25 million and $52 million for the current quarter, the prior quarter and the third quarter of 2010, respectively.

The provision for credit losses was $48 million, down from $85 million last quarter and $165 million in the prior year quarter. The trend in provisions reflects a continued reduction in specific reserves, and improved portfolio credit quality.

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Non-accrual loans were $914 million at September 30, 2011, down 14% and 55% from the prior quarter and the prior-year quarter, respectively. All segments reported declines from the prior periods, both in amount and as a percentage of receivables, with the exception of Trade Finance, which reported a sequential quarter increase.

The allowance for loan losses declined to $414 million from $424 million at June 30, 2011 and $416 million at December 31, 2010. As a percentage of finance receivables, the allowance was 1.9%, unchanged from June 30, 2011 and up from 1.7% at December 31, 2010.

Management also evaluates credit performance with credit metrics that exclude the impact of FSA. On this basis, gross charge-offs were $86 million, down from $97 million in the prior quarter and $233 million in the prior-year quarter. On the same basis, non-accrual loans of $1.2 billion decreased from $1.4 billion at June 30, 2011 and $2.6 billion at September 30, 2010.

Capital and Funding

Preliminary Tier 1 and Total Capital ratios at September 30, 2011 were 19.0% and 19.9%, respectively, down from 19.3% and 20.2% at June 30, 2011. Preliminary risk-weighted assets totaled $44.6 billion, up from $44.0 billion at June 30, 2011. Book value per share at September 30, 2011 was $44.38, down from $44.58 at June 30, 2011. Tangible book value per share at September 30, 2011 was $42.69, down from $42.84 at June 30, 2011.

Cash and short-term investment securities totaled $7.3 billion at September 30, 2011 ($6.9 billion of cash and $0.4 billion of short-term investments), down from $10.1 billion at June 30, 2011. The sequential decline largely reflects the repayment of first and second lien debt. Cash and short-term investment securities at September 30, 2011 consisted of $3.2 billion at the bank holding company, $0.8 billion at CIT Bank, $1.3 billion at operating subsidiaries and $2.0 billion in restricted balances. The $1.7 billion decline in the restricted balance from June 30, 2011 primarily reflects a $1.3 billion decline in the cash sweep account balance to $1.2 billion. In addition to the cash and short-term investment securities, CIT had approximately $800 million of committed liquidity available under its newly established $2 billion revolving credit facility (the “Revolving Facility”) at September 30, 2011. The Revolving Facility matures in August 2015 and currently has an interest rate of LIBOR + 2.75% (with no floor) that can adjust down to as low as LIBOR +2.00% based on CIT’s senior unsecured credit rating.

During the third quarter, CIT completed the following liability restructuring transactions:

•	repaid and extinguished its $3 billion First Lien Term Loan using the proceeds from the Revolving Facility and cash.
•	redeemed $1 billion of Series A Notes maturing in 2014 at a price of 102% of the aggregate principal amount.

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•	repurchased approximately $300 million of Series A Notes maturing in 2014 and approximately $160 million of Series A Notes maturing in 2017 at a discount.

In aggregate, these items resulted in a $20 million prepayment penalty, $2 million of net FSA debt discount amortization and net loss on debt extinguishments of $147 million.

In October 2011, CIT redeemed the remaining $460 million of Series A Notes maturing in 2014 and repurchased at a discount approximately $210 million and $100 million of Series A Notes maturing in 2016 and 2017, respectively; approximately $6.5 billion of Series A Notes remain outstanding after these transactions. In aggregate, these actions will increase fourth quarter interest expense by approximately $70 million for the acceleration of FSA discount accretion and prepayment penalties, and result in a gain on debt extinguishment of approximately $10 million.

During the third quarter, CIT also renewed a $550 million committed conduit facility at a lower cost and with a longer term. The facility has a committed revolving period that expires in September 2013 and has a final maturity in November 2013. Total committed facilities approximated $6.4 billion, with $3.0 billion undrawn at September 30, 2011.

Segment Highlights

Corporate Finance

Corporate Finance pre-tax earnings were $37 million, down from $51 million in the prior quarter and $139 million in the prior-year quarter, primarily due to lower loan FSA accretion and partially offset by lower loan loss provisions. The sequential decline also reflects lower gains on asset sales. New committed loan volume rose 9% from the second quarter to $1.2 billion while new funded volume declined 4% to $700 million reflecting lower initial fundings on new asset-based revolvers. Current period volumes, both funded and committed, were significantly above those of the prior-year period. CIT Bank originated approximately 90% of the U.S. funded volume. The $240 million decrease in financing and leasing assets was largely attributable to sales and foreign exchange translations. Non-accrual loans declined 15% from June 30, 2011 to $0.7 billion at September 30, 2011 reflecting sales, charge-offs and repayments. Net charge-offs were $41 million, essentially unchanged with the prior quarter.

Transportation Finance

Transportation Finance pre-tax earnings were $100 million, up from $37 million in the prior quarter and $19 million in the prior-year quarter. The sequential increase reflects higher gains on assets sales, proceeds from an insurance claim, and lower interest expense resulting from lower FSA debt accretion. Comparisons to 2010 periods reflect lower interest expense due to changes in segment allocations instituted in 2011. On a comparable basis, pre-tax earnings would have been $59 million in the prior year quarter. Non-accrual assets declined and there were no charge-offs.

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Equipment utilization remains strong. At September 30, 2011 all commercial aircraft were leased (including commitments) and rail fleet utilization (including commitments) was approximately 97%, up modestly from June 30, 2011. Rental income was up slightly on higher asset levels and higher utilization. New business volume was $558 million, reflecting the addition of aircraft and railcars as well as new aerospace and defense loans originated by CIT Bank. All aircraft to be delivered during the next 12 months have lease commitments.

Trade Finance

Trade Finance pre-tax income was $11 million for the quarter, improved from pre-tax income of $1 million in the prior quarter and a pre-tax loss of $12 million in the prior-year quarter. The sequential quarter improvement reflected seasonally higher volume and lower interest expense resulting from less FSA debt accretion and borrowing costs.

Factoring volume was $6.8 billion, up seasonally from the second quarter and down from $7.0 billion for the 2010 third quarter, due to the wind-down of our European factoring operation. Domestic factored volume increased approximately 1% from the 2010 third quarter. Non-accrual balances increased $21 million from the prior quarter.

Vendor Finance

Vendor Finance pre-tax earnings were $77 million, improved from $22 million in the prior quarter but down from $89 million in the prior-year quarter. The sequential quarter improvement included lower credit costs which reflected higher recoveries, increased gain on asset sales, and lower operating expenses due to non-recurring items in the prior quarter. The decline from the prior-year quarter reflected reduced FSA accretion and lower asset levels partially offset by higher gain on asset sales and reduced credit costs.

Total financing and leasing assets decreased to $4.5 billion from $4.7 billion at June 30, 2011, due primarily to the sale of approximately $125 million in assets in Europe and foreign exchange translations, and declined $1.2 billion from September 30, 2010 as asset sales and net portfolio collections outpaced new business volume. Funded new business volume was $607 million, a sequential increase of approximately 2%; excluding the Dell Canada platform, which was sold last quarter, funded volume rose approximately 10%. Funded volume increased approximately 12% from the prior-year quarter, or 25% excluding the impact of Dell Canada. Approximately 75% of U.S. funded new business volume was originated in CIT Bank.

Portfolio credit quality improved across all metrics. Credit losses decreased from the prior quarter due to both lower gross charge-offs and higher recoveries. Non-accrual loans were down 36% from June 30, 2011, due to the sale of the European assets and overall improvement in portfolio quality. The level of delinquent loans also declined.

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Consumer Finance

Consumer Finance pre-tax earnings were $10 million, improved from $7 million in the prior quarter and a pre-tax loss of $14 million in the prior-year quarter. Government-guaranteed student loans declined by approximately $150 million from the prior quarter reflecting portfolio run-off.

Corporate and Other

Corporate and other includes the losses on debt extinguishments, prepayment penalty on second lien debt and certain corporate liquidity costs, which were allocated to the segments in 2010. In addition, 2011 periods reflect refinements to the risk-based economic capital allocated to each of the segments. These changes reduced the interest expense charged to Transportation Finance, but were not significant to the other segments.

CIT Bank

CIT Bank loan origination activity continued to increase. Committed loan volume rose 10% from the prior quarter to $1.2 billion, of which $835 million was funded. Total assets were $7.5 billion, up from $6.9 billion at June 30, 2011. Total loans were $6.3 billion, up from $5.7 billion at June 30, 2011. Total loans included $2.9 billion of commercial loans at September 30, 2011, up from $2.2 billion at June 30, 2011. Cash was $0.8 billion at September 30, 2011, essentially unchanged from June 30, 2011. Total deposits were $4.9 billion, up from $4.4 billion. During the quarter, the Bank issued approximately $580 million of CDs at an average rate of approximately 1.5% that replaced maturing CDs at higher rates. CIT Bank’s preliminary Total Capital ratio was 41.1% and the Tier 1 Leverage ratio was 26.9%.

CIT Bank continued to expand its business activities. In July the U.S. Vendor Finance platform transferred into CIT Bank, which complements the existing middle-market and small business lending activities. In October, CIT Bank launched an online bank that currently offers a range of Certificates of Deposits to consumers (go to BankOnCIT.com for more information).

See attached tables for financial statements and supplemental financial information.

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Conference Call and Web cast

Chairman and Chief Executive Officer John A. Thain and Chief Financial Officer Scott T. Parker will discuss these results on a conference call and audio webcast today, October 25, 2011, at 8:00 a.m. (EDT). Interested parties may access the conference call live by dialing 866-831-6272 for U.S. and Canadian callers or 617-213-8859 for international callers and reference access code “CIT Group” or access the audio webcast at http://ir.cit.com. An audio replay of the call will be available until 11:59 p.m. (EDT) on November 8, 2011, by dialing 888-286-8010 for U.S. and Canadian callers or 617-801-6888 for international callers with the access code 14413420, or at http://ir.cit.com.

About CIT

Founded in 1908, CIT (NYSE: CIT) is a bank holding company with more than $34 billion in finance and leasing assets. A member of the Fortune 500, it provides financing and leasing capital to its more than one million small business and middle market clients and their customers across more than 30 industries. CIT maintains leadership positions in small business and middle market lending, factoring, retail finance, aerospace, equipment and rail leasing, and global vendor finance. cit.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that CIT is unsuccessful in refining and implementing its strategy and business plan, the risk that CIT is unable to quickly react to and address key business and regulatory issues, the risk that CIT is delayed in transitioning certain business platforms to CIT Bank and may not succeed in developing a stable, long-term source of funding, and the risk that CIT continues to be subject to liquidity constraints and higher funding costs. We describe these and other risks that could affect our actual results in Item 1A, “Risk Factors”, of our latest Annual Report on Form 10-K filed with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

Non GAAP Measurements

Net finance revenue and net operating lease revenue are non-GAAP measurements used by management to gauge portfolio performance. ‘Pre FSA’ is non-GAAP and provides the user with additional data that is more comparable to historical and peer disclosures. Pre-tax income excluding net fresh-start accounting accretion and costs related to the repayment of debt is a non-GAAP measurement used by management to compare period over period operating results.

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CIT MEDIA RELATIONS:	CIT INVESTOR RELATIONS:
C. Curtis Ritter	Ken Brause
Director of Corporate Communications	Executive Vice President
(973) 740-5390	(212) 771-9650
Curt.Ritter@cit.com	Ken.Brause@cit.com

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CIT GROUP INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

(dollars in millions, except per share data)

	Quarters Ended			Nine Months Ended September 30
	September 30,	June 30,	September 30,
	2011	2011	2010(1)	2011	2010(1)
Interest income
Interest and fees on loans	$502.6	$594.3	$830.9	$1,732.4	$2,944.8
Interest and dividends on investments	8.2	7.8	7.2	23.7	21.8
Total interest income	510.8	602.1	838.1	1,756.1	2,966.6
Interest expense
Interest on long-term borrowings	(573.4)	(780.6)	(710.4)	(2,028.5)	(2,310.2)
Interest on deposits	(28.4)	(25.1)	(23.7)	(77.9)	(62.8)
Total interest expense	(601.8)	(805.7)	(734.1)	(2,106.4)	(2,373.0)
Net interest revenue	(91.0)	(203.6)	104.0	(350.3)	593.6
Provision for credit losses	(47.8)	(84.7)	(165.1)	(255.9)	(637.9)
Net interest revenue, after credit provision	(138.8)	(288.3)	(61.1)	(606.2)	(44.3)
Other income
Rental income on operating leases	408.0	417.9	397.7	1,239.2	1,241.4
Other	234.8	239.9	289.5	752.9	778.4
Total other income	642.8	657.8	687.2	1,992.1	2,019.8
Other expenses
Depreciation on operating lease equipment	(123.3)	(145.5)	(161.7)	(429.3)	(512.5)
Operating expenses	(219.9)	(245.8)	(228.8)	(682.1)	(768.3)
Loss on debt extinguishments	(146.6)	—	—	(146.6)	—
Total other expenses	(489.8)	(391.3)	(390.5)	(1,258.0)	(1,280.8)
Income (loss) before provision for income taxes	14.2	(21.8)	235.6	127.9	694.7
Provision for income taxes	(31.1)	(26.9)	(117.3)	(123.7)	(248.9)
Net (loss) income before attribution of noncontrolling interests	(16.9)	(48.7)	118.3	4.2	445.8
Net (income) loss attributable to noncontrolling interests, after tax	0.6	0.7	(2.5)	(2.9)	(3.8)
Net (loss) income	$(16.3)	$(48.0)	$115.8	$1.3	$442.0

Basic (loss) earnings per common share	$(0.08)	$(0.24)	$0.58	$0.01	$2.21
Diluted (loss) earnings per common share	$(0.08)	$(0.24)	$0.58	$0.01	$2.20
Average number of common shares - basic (thousands)	200,714	200,658	200,323	200,659	200,147
Average number of common shares - diluted (thousands)	200,714	200,658	200,668	200,837	200,464

(1) Reflects restated balances as disclosed in the Company's December 31, 2010 Form 10-K.

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CIT GROUP INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(dollars in millions, except per share data)

	September 30,	June 30,	December 31,	September 30,
	2011	2011	2010	2010(1)

Assets
Total cash and deposits	$6,889.1	$7,355.7	$11,204.0	$11,201.7
Investment securities	723.1	2,983.3	328.5	348.3
Trading assets at fair value - derivatives	77.3	12.6	25.7	45.2
Assets held for sale	1,512.6	1,863.5	1,218.5	887.7

Loans	21,812.3	22,284.7	24,500.5	27,237.0
Allowance for loan losses	(414.5)	(424.0)	(416.2)	(425.5)
Total loans, net of allowance for loan losses	21,397.8	21,860.7	24,084.3	26,811.5

Operating lease equipment, net	11,191.0	10,920.4	11,136.7	10,966.8
Goodwill	264.5	264.5	277.4	277.4
Intangible assets, net	73.5	84.1	119.2	141.5
Unsecured counterparty receivable	534.0	528.9	534.5	682.5
Other assets	1,814.9	2,135.9	2,029.4	2,147.5
Total assets	$44,477.8	$48,009.6	$50,958.2	$53,510.1

Liabilities
Deposits	$4,958.9	$4,428.1	$4,536.2	$4,733.0
Trading liabilities at fair value - derivatives	93.5	230.6	126.3	123.0
Credit balances of factoring clients	1,092.9	1,084.9	935.3	959.2
Other liabilities	2,427.3	2,432.0	2,466.9	2,440.9
Long-term borrowings
Secured borrowings	9,308.1	9,858.8	10,965.8	12,002.5
Revolving credit facility	1,075.0	—	—	—
First lien facility	—	3,039.2	3,042.6	3,044.2
Series A notes	6,607.3	7,939.8	19,037.9	18,959.1
Series B notes	—	—	765.8	2,192.9
Series C notes	9,925.2	9,892.0	—	—
Other debt	85.4	161.3	167.7	209.4
Total long-term borrowings	27,001.0	30,891.1	33,979.8	36,408.1
Total liabilities	35,573.6	39,066.7	42,044.5	44,664.2
Equity
Stockholders' equity
Common stock	2.0	2.0	2.0	2.0
Paid-in capital	8,453.8	8,447.4	8,434.1	8,426.6
Retained earnings	499.6	515.9	498.3	423.6
Accumulated other comprehensive loss	(39.4)	(12.3)	(9.6)	1.1
Treasury stock, at cost	(12.5)	(11.5)	(8.8)	(4.0)
Total common stockholders' equity	8,903.5	8,941.5	8,916.0	8,849.3
Noncontrolling interests	0.7	1.4	(2.3)	(3.4)
Total equity	8,904.2	8,942.9	8,913.7	8,845.9
Total liabilities and equity	$44,477.8	$48,009.6	$50,958.2	$53,510.1

Book Value Per Common Share
Book value per common share	$44.38	$44.58	$44.48	$44.19
Tangible book value per common share	$42.69	$42.84	$42.50	$42.10

(1) Reflects restated balances as disclosed in the Company's December 31, 2010 Form 10-K.

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CIT GROUP INC. AND SUBSIDIARIES

(dollars in millions)

	Quarters Ended			Nine Months Ended September 30
INCOME STATEMENT ITEMS	September 30,	June 30,	September 30,
	2011	2011	2010(1)	2011	2010(1)
Other Income
Gains on sales of leasing equipment	$72.0	$19.7	$44.1	$131.7	$126.2
Gains on loan and portfolio sales	56.2	89.8	104.4	219.9	216.5
Recoveries of charge-offs on pre-FSA loans and loans held for sale	36.1	24.7	51.8	92.5	208.9
Factoring commissions	35.5	30.9	37.3	100.2	108.4
Counterparty receivable accretion	28.2	32.9	20.0	92.9	79.7
Fees and other revenue	16.1	40.0	38.1	83.3	106.9
Gains on investment sales	8.5	11.0	3.6	36.4	11.0
Loss on non-qualifying hedge derivatives and foreign currency exchange	(17.8)	(9.1)	(9.8)	(4.0)	(79.2)
Total other income	$234.8	$239.9	$289.5	$752.9	$778.4

Operating Expenses
Salaries and general operating expenses:
Compensation and benefits	$135.6	$123.7	$137.6	$375.9	$457.3
Professional fees	29.6	35.3	23.1	94.5	78.4
Technology	16.4	18.1	19.6	53.2	57.0
Occupancy expense	9.9	9.7	11.9	29.7	38.1
Provision for severance and facilities exiting activities	0.5	0.9	6.2	8.0	20.7
Other expenses	27.9	58.1	30.4	120.8	116.8
Operating expenses	$219.9	$245.8	$228.8	$682.1	$768.3

Fresh Start Accounting:
Accretion / (Amortization)
Interest income	$156.9	$222.0	$345.2	$628.6	$1,284.8
Interest expense	(141.3)	(292.5)	(120.8)	(639.1)	(288.7)
Rental income on operating leases	(12.2)	(15.1)	(30.4)	(46.3)	(83.2)
Depreciation expense	60.6	63.7	66.5	185.6	206.0
FSA - net finance revenue	64.0	(21.9)	260.5	128.8	1,118.9
Other income	28.2	32.9	20.0	92.9	79.7
Total	$92.2	$11.0	$280.5	$221.7	$1,198.6

BALANCE SHEET ITEMS
Fresh Start Accounting:	September 30, 2011		June 30, 2011		December 31, 2010
(Discount) / Premium	Accretable	Non-accretable	Accretable	Non-accretable	Accretable	Non-accretable
Loans	$(830.7)	$(110.5)	$(977.9)	$(121.5)	$(1,555.4)	$(372.2)
Operating lease equipment, net	(2,834.9)	—	(2,891.9)	—	(3,022.0)	—
Goodwill and Intangible assets	73.5	264.5	84.1	264.5	119.2	277.4
Other assets	(130.5)	—	(158.7)	—	(223.4)	—
Total assets	$(3,722.6)	$154.0	$(3,944.4)	$143.0	$(4,681.6)	$(94.8)
Deposits	$19.3	$—	$24.4	$—	$38.5	$—
Long-term borrowings	(2,288.6)	—	(2,436.8)	—	(2,948.5)	—
Other liabilities(2)	37.3	258.5	46.4	277.0	—	351.6
Total liabilities	$(2,232.0)	$258.5	$(2,366.0)	$277.0	$(2,910.0)	$351.6

(1) Reflects restated balances as disclosed in the Company's December 31, 2010 Form 10-K.

(2) The accretable balance reflects a reclass of FSA discount associated with unfunded loan commitments, which had been included with "Loans" at December 31, 2010.

12

CIT GROUP INC. AND SUBSIDIARIES

(dollars in millions)

	September 30,	June 30,	December 31,	September 30,
	2011	2011	2010	2010(1)
FINANCING AND LEASING ASSETS
Corporate Finance
Loans	$7,165.5	$7,423.9	$8,482.2	$9,730.0
Operating lease equipment, net	45.0	51.1	83.2	98.2
Assets held for sale	399.6	378.8	219.2	439.3
Financing and leasing assets	7,610.1	7,853.8	8,784.6	10,267.5
Transportation Finance
Loans	1,347.7	1,356.3	1,388.9	1,576.0
Operating lease equipment, net	10,926.0	10,619.3	10,618.8	10,324.5
Assets held for sale	60.1	257.3	2.8	28.1
Financing and leasing assets	12,333.8	12,232.9	12,010.5	11,928.6
Trade Finance
Loans - factoring receivables	2,551.1	2,538.4	2,387.4	2,605.5
Vendor Finance
Loans	3,864.7	3,940.4	4,166.1	5,117.3
Operating lease equipment, net	220.0	250.0	434.7	544.1
Assets held for sale	366.6	528.1	749.8	—
Financing and leasing assets	4,451.3	4,718.5	5,350.6	5,661.4
Consumer
Loans - student lending	6,866.4	7,003.5	8,035.5	8,156.4
Loans - other	16.9	22.2	40.4	51.8
Assets held for sale	686.3	699.3	246.7	420.3
Financing and leasing assets	7,569.6	7,725.0	8,322.6	8,628.5
Total financing and leasing assets	$34,515.9	$35,068.6	$36,855.7	$39,091.5

INVESTMENT SECURITIES
U.S. Treasuries	$450.0	$2,700.0	$—	$—
Other debt and equity investments	273.1	283.3	328.5	348.3
Total investment securities	$723.1	$2,983.3	$328.5	$348.3

OTHER ASSETS
Deposits on commercial aerospace equipment	$593.7	$613.5	$609.7	$582.5
Accrued interest and dividends	170.0	132.0	97.7	141.2
Other counterparty receivables	167.5	464.3	310.7	294.7
Executive retirement plan and deferred compensation	111.7	117.3	110.2	106.3
Deferred debt costs	100.9	176.9	126.4	122.3
Furniture and fixtures	79.1	77.5	79.3	90.3
Prepaid expenses	78.4	84.7	87.5	86.0
Tax receivables, other than income taxes	54.7	68.3	125.1	127.8
Servicer and maintenance fee receivables	—	—	115.3	109.3
Other	458.9	401.4	367.5	487.1
Total other assets	$1,814.9	$2,135.9	$2,029.4	$2,147.5

AVERAGE BALANCES AND RATES
	Quarter Ended		Quarter Ended		Quarter Ended
	September 30, 2011		June 30, 2011		September 30, 2010(1)
Assets	Average Balance	Rate	Average Balance	Rate	Average Balance	Rate
Deposits with banks	$6,957.1	0.4%	$6,712.6	0.3%	$10,415.7	0.2%
Investments	2,002.6	0.3%	3,986.8	0.3%	346.8	1.9%
Loans (including held for sale assets)	23,834.1	8.9%	24,616.1	10.1%	29,280.1	11.7%
Total interest earning assets	32,793.8	6.5%	35,315.5	7.0%	40,042.6	8.6%
Operating lease equipment, net	11,025.0	10.3%	11,017.7	9.9%	10,975.8	8.6%
Other	2,860.5		2,912.8		3,359.3
Total average assets	$46,679.3		$49,246.0		$54,377.7
Liabilities
Deposits	$4,658.7	2.4%	$4,253.8	2.4%	$4,710.4	2.0%
Long-term borrowings	29,259.5	7.8%	32,219.5	9.7%	37,321.6	7.6%
Total interest-bearing liabilities	33,918.2	7.1%	36,473.3	8.8%	42,032.0	7.0%
Credit balances of factoring clients	1,137.6		1,122.2		949.3
Other	11,623.5		11,650.5		11,396.4
Total average liabilities and equity	$46,679.3		$49,246.0		$54,377.7

(1) Reflects restated balances as disclosed in the Company's December 31, 2010 Form 10-K.

13

CIT GROUP INC. AND SUBSIDIARIES

(dollars in millions)

CREDIT METRICS - AFTER FRESH START ACCOUNTING
Gross Charge-offs To Average Finance Receivables	Quarter Ended September 30, 2011		Quarter Ended June 30, 2011		Quarter Ended September 30, 2010(1)		Nine Months Ended September 30
							2011		2010(1)
Corporate Finance	$46.2	2.52%	$53.3	2.76%	$41.1	1.61%	$224.5	3.85%	$156.5	1.81%
Transportation Finance	—	—	0.1	0.01%	—	—	0.8	0.07%	—	—
Trade Finance	4.3	0.66%	4.2	0.66%	7.8	1.18%	14.7	0.78%	23.0	1.13%
Vendor Finance	19.7	2.02%	29.5	2.96%	55.0	3.75%	75.5	2.52%	103.5	2.05%
Commercial Segments	70.2	1.85%	87.1	2.23%	103.9	2.04%	315.5	2.69%	283.0	1.66%
Consumer	0.9	0.05%	1.2	0.06%	8.0	0.37%	3.3	0.06%	21.9	0.32%
Total	$71.1	1.28%	$88.3	1.52%	$111.9	1.55%	$318.8	1.83%	$304.9	1.28%

Net Charge-offs To Average Finance Receivables(A)
Corporate Finance	$40.9	2.23%	$39.9	2.06%	$40.5	1.59%	$197.8	3.39%	$153.2	1.77%
Transportation Finance	—	—	—	—	—	—	0.7	0.07%	—	—
Trade Finance	1.8	0.28%	(2.1)	(0.32)%	7.3	1.10%	4.0	0.22%	22.4	1.10%
Vendor Finance	3.3	0.34%	17.0	1.69%	45.8	3.13%	38.0	1.27%	88.0	1.74%
Commercial Segments	46.0	1.21%	54.8	1.40%	93.6	1.84%	240.5	2.05%	263.6	1.55%
Consumer	0.6	0.03%	0.9	0.05%	7.5	0.35%	2.4	0.04%	21.4	0.32%
Total	$46.6	0.84%	$55.7	0.96%	$101.1	1.40%	$242.9	1.40%	$285.0	1.20%

Non-accruing Loans To Finance Receivables(B)	September 30, 2011		June 30, 2011		December 31, 2010		September 30, 2010(1)
Corporate Finance	$683.6	9.54%	$804.4	10.84%	$1,239.8	14.62%	$1,516.0	15.58%
Transportation Finance	54.5	4.05%	56.0	4.13%	63.2	4.55%	182.7	11.59%
Trade Finance	94.0	3.68%	73.4	2.89%	164.4	6.89%	198.7	7.63%
Vendor Finance	81.0	2.10%	127.2	3.23%	147.9	3.55%	126.7	2.48%
Commercial Segments	913.1	6.12%	1,061.0	6.95%	1,615.3	9.84%	2,024.1	10.64%
Consumer	0.6	0.01%	0.8	0.01%	0.7	0.01%	1.2	0.01%
Total	$913.7	4.19%	$1,061.8	4.76%	$1,616.0	6.60%	$2,025.3	7.44%
(A) Net charge-offs do not include recoveries of $36.1 million, $24.7 million, and $51.8 million recorded in Other Income for the quarters ended September 30, 2011, June 30, 2011 and September 30, 2010, respectively, and $92.5 million and $208.9 million for the nine months ended September 30, 2011 and 2010, respectively.

(B) Non-accrual loans include loans held for sale. Non-accrual loans at September 30, 2010 do not include balances associated with an entity, which is now consolidated.

CREDIT METRICS - BEFORE FRESH START ACCOUNTING (NON-GAAP)
Gross Charge-offs To Average Finance Receivables	Quarter Ended September 30, 2011		Quarter Ended June 30, 2011		Quarter Ended September 30, 2010(1)		Nine Months Ended September 30
							2011		2010(1)
Corporate Finance	$57.0	2.94%	$59.5	2.82%	$129.7	4.42%	$284.2	4.47%	$429.8	4.23%
Transportation Finance	—	—	0.1	0.01%	—	—	0.8	0.07%	—	—
Trade Finance	4.3	0.66%	4.2	0.66%	7.8	1.17%	14.7	0.78%	25.0	1.23%
Vendor Finance	20.1	2.01%	30.2	2.93%	77.5	5.09%	82.7	2.67%	200.5	3.73%
Commercial Segments	81.4	2.06%	94.0	2.27%	215.0	3.86%	382.4	3.07%	655.3	3.44%
Consumer	4.1	0.22%	3.4	0.17%	18.2	0.76%	10.8	0.18%	66.6	0.88%
Total	$85.5	1.47%	$97.4	1.58%	$233.2	2.93%	$393.2	2.13%	$721.9	2.72%

Non-accruing Loans To Finance Receivables	September 30, 2011		June 30, 2011		December 31, 2010		September 30, 2010(1)
Corporate Finance	$900.1	11.95%	$1,072.4	13.60%	$1,604.0	16.76%	$1,990.0	17.78%
Transportation Finance	61.8	4.31%	63.5	4.36%	71.3	4.64%	198.5	11.22%
Trade Finance	94.0	3.68%	73.4	2.89%	164.4	6.89%	198.7	7.62%
Vendor Finance	96.0	2.44%	164.7	4.07%	174.9	4.02%	191.3	3.53%
Commercial Segments	1,151.9	7.45%	1,374.0	8.63%	2,014.6	11.29%	2,578.5	12.28%
Consumer	0.7	0.01%	1.0	0.01%	1.0	0.01%	1.6	0.02%
Total	$1,152.6	5.07%	$1,375.0	5.88%	$2,015.6	7.63%	$2,580.1	8.68%
Credit metrics before fresh start accounting are non-GAAP measurements and are used by management for credit trend analysis.

PROVISION AND ALLOWANCE COMPONENTS
	Provision for Credit Losses					Allowance for Loan Losses
	Quarters Ended			Nine Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010(1)	September 30, 2011	September 30, 2010(1)	September 30, 2011	June 30, 2011	December 31, 2010
Specific reserves - impaired loans	$(14.8)	$(20.0)	$18.0	$(63.2)	$74.2	$58.1	$72.9	$121.3
Non-specific reserves	16.0	49.0	46.0	76.2	278.7	356.4	351.1	294.9
Charge-offs	46.6	55.7	101.1	242.9	285.0	—	—	—
Totals	$47.8	$84.7	$165.1	$255.9	$637.9	$414.5	$424.0	$416.2

(1) Reflects restated balances as disclosed in the Company's December 31, 2010 Form 10-K.

14

CIT GROUP INC. AND SUBSIDIARIES

(dollars in millions)

SEGMENT RESULTS
	Corporate Finance	Transportation Finance	Trade Finance	Vendor Finance	Commercial Segments	Consumer	Corporate and Other	Consolidated
Quarter Ended September 30, 2011
Total interest income	$217.7	$38.0	$21.8	$163.8	$441.3	$64.5	$5.0	$510.8
Total interest expense	(175.4)	(202.3)	(19.1)	(99.4)	(496.2)	(42.3)	(63.3)	(601.8)
Provision for credit losses	(37.5)	(2.2)	(4.4)	(3.1)	(47.2)	(0.6)	—	(47.8)
Rental income on operating leases	4.2	341.9	—	61.9	408.0	—	—	408.0
Other income, excluding rental income	86.2	57.4	40.9	58.8	243.3	5.0	(13.5)	234.8
Depreciation on operating lease equipment	(2.7)	(89.3)	—	(31.3)	(123.3)	—	—	(123.3)
Operating expenses / loss on debt extinquishments	(55.8)	(43.3)	(28.6)	(73.5)	(201.2)	(16.8)	(148.5)	(366.5)
Income (loss) before provision (benefit) for income taxes	$36.7	$100.2	$10.6	$77.2	$224.7	$9.8	$(220.3)	$14.2
Funded new business volume	$700.1	$557.8	$—	$607.3	$1,865.2	$—	$—	$1,865.2
Average Earning Assets	$7,763.4	$12,253.7	$1,408.6	$4,595.9	$26,021.6	$7,645.6	$—	$33,667.2
Average Finance Receivables	$7,328.3	$1,357.0	$2,600.6	$3,903.6	$15,189.5	$6,953.1	$—	$22,142.6
Quarter Ended June 30, 2011
Total interest income	$270.9	$44.5	$17.9	$195.1	$528.4	$68.9	$4.8	$602.1
Total interest expense	(212.0)	(250.8)	(29.5)	(145.5)	(637.8)	(48.7)	(119.2)	(805.7)
Provision for credit losses	(61.3)	(4.7)	(4.0)	(13.8)	(83.8)	(0.9)	—	(84.7)
Rental income on operating leases	5.5	339.5	—	72.9	417.9	—	—	417.9
Other income, excluding rental income	118.2	33.0	42.8	50.8	244.8	3.1	(8.0)	239.9
Depreciation on operating lease equipment	(3.0)	(86.7)	—	(55.8)	(145.5)	—	—	(145.5)
Operating expenses	(66.9)	(37.4)	(26.4)	(82.1)	(212.8)	(15.5)	(17.5)	(245.8)
Income (loss) before provision (benefit) for income taxes	$51.4	$37.4	$0.8	$21.6	$111.2	$6.9	$(139.9)	$(21.8)
Funded new business volume	$732.9	$398.8	$—	$592.7	$1,724.4	$—	$—	$1,724.4
Average Earning Assets	$8,012.4	$12,171.5	$1,421.9	$5,062.5	$26,668.3	$7,809.5	$—	$34,477.8
Average Finance Receivables	$7,736.2	$1,346.3	$2,577.9	$3,999.8	$15,660.2	$7,631.4	$—	$23,291.6
Quarter Ended September 30, 2010(1)
Total interest income	$380.2	$55.8	$23.2	$284.4	$743.6	$89.1	$5.4	$838.1
Total interest expense	(221.4)	(237.6)	(37.7)	(160.8)	(657.5)	(68.1)	(8.5)	(734.1)
Provision for credit losses	(105.5)	(17.2)	(11.4)	(38.5)	(172.6)	(7.5)	15.0	(165.1)
Rental income on operating leases	6.1	307.7	—	83.9	397.7	—	—	397.7
Other income, excluding rental income	152.6	28.7	44.1	65.8	291.2	(8.3)	6.6	289.5
Depreciation on operating lease equipment	(3.2)	(82.2)	—	(76.3)	(161.7)	—	—	(161.7)
Operating expenses	(69.7)	(36.7)	(30.7)	(69.6)	(206.7)	(19.1)	(3.0)	(228.8)
Income (loss) before provision (benefit) for income taxes	$139.1	$18.5	$(12.5)	$88.9	$234.0	$(13.9)	$15.5	$235.6
Funded new business volume	$316.6	$209.5	$—	$541.9	$1,068.0	$—	$—	$1,068.0
Average Earning Assets	$10,719.1	$11,968.9	$1,703.4	$6,413.8	$30,805.2	$8,722.8	$—	$39,528.0
Average Finance Receivables	$10,220.5	$1,639.8	$2,641.8	$5,857.2	$20,359.3	$8,608.6	$—	$28,967.9
Nine Months Ended September 30, 2011
Total interest income	$787.3	$125.0	$56.8	$567.2	$1,536.3	$204.2	$15.6	$1,756.1
Total interest expense	(584.2)	(663.6)	(74.3)	(377.9)	(1,700.0)	(144.0)	(262.4)	(2,106.4)
Provision for credit losses	(173.3)	(8.7)	(11.7)	(59.8)	(253.5)	(2.4)	—	(255.9)
Rental income on operating leases	16.2	1,006.1	—	216.9	1,239.2	—	—	1,239.2
Other income, excluding rental income	368.2	114.7	120.8	141.2	744.9	11.2	(3.2)	752.9
Depreciation on operating lease equipment	(8.6)	(272.7)	—	(148.0)	(429.3)	—	—	(429.3)
Operating expenses / loss on debt extinquishments	(181.5)	(120.5)	(82.8)	(227.3)	(612.1)	(49.7)	(166.9)	(828.7)
Income (loss) before provision (benefit) for income taxes	$224.1	$180.3	$8.8	$112.3	$525.5	$19.3	$(416.9)	$127.9
Funded new business volume	$1,903.7	$1,274.5	$—	$1,738.8	$4,917.0	$—	$—	$4,917.0
Average Earning Assets	$8,087.1	$12,159.3	$1,399.6	$4,980.5	$26,626.5	$7,839.2	$—	$34,465.7
Average Finance Receivables	$7,776.0	$1,358.3	$2,497.7	$4,004.3	$15,636.3	$7,535.3	$—	$23,171.6
Nine Months Ended September 30, 2010(1)
Total interest income	$1,422.9	$177.3	$78.1	$991.6	$2,669.9	$281.7	$15.0	$2,966.6
Total interest expense	(796.2)	(730.2)	(128.8)	(519.1)	(2,174.3)	(194.3)	(4.4)	(2,373.0)
Provision for credit losses	(334.6)	(21.5)	(57.6)	(202.9)	(616.6)	(21.3)	—	(637.9)
Rental income on operating leases	22.2	929.5	—	290.8	1,242.5	—	(1.1)	1,241.4
Other income, excluding rental income	461.6	69.1	144.7	137.8	813.2	15.8	(50.6)	778.4
Depreciation on operating lease equipment	(11.9)	(246.7)	—	(254.4)	(513.0)	—	0.5	(512.5)
Operating expenses	(239.9)	(121.8)	(95.7)	(242.8)	(700.2)	(63.3)	(4.8)	(768.3)
Income (loss) before provision (benefit) for income taxes	$524.1	$55.7	$(59.3)	$201.0	$721.5	$18.6	$(45.4)	$694.7
Funded new business volume	$707.0	$690.7	$—	$1,606.6	$3,004.3	$—	$—	$3,004.3
Average Earning Assets	$11,913.3	$11,998.5	$1,752.8	$7,467.5	$33,132.1	$9,143.8	$—	$42,275.9
Average Finance Receivables	$11,513.9	$1,743.0	$2,705.1	$6,735.1	$22,697.1	$8,999.7	$—	$31,696.8

(1) Reflects restated balances as disclosed in the Company's December 31, 2010 Form 10-K.

15

CIT GROUP INC. AND SUBSIDIARIES

(dollars in millions)

NON-GAAP DISCLOSURES

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information.  These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

	Quarters Ended			Nine Months Ended September 30
	September 30,	June 30,	September 30,
	2011	2011	2010(4)	2011	2010(4)
Total Net Revenues(1)
Interest income	$510.8	$602.1	$838.1	$1,756.1	$2,966.6
Rental income on operating leases	408.0	417.9	397.7	1,239.2	1,241.4
Finance revenue	918.8	1,020.0	1,235.8	2,995.3	4,208.0
Interest expense	(601.8)	(805.7)	(734.1)	(2,106.4)	(2,373.0)
Depreciation on operating lease equipment	(123.3)	(145.5)	(161.7)	(429.3)	(512.5)
Net finance revenue	193.7	68.8	340.0	459.6	1,322.5
Other income	234.8	239.9	289.5	752.9	778.4
Total net revenues	$428.5	$308.7	$629.5	$1,212.5	$2,100.9

Net Operating Lease Revenue(2)
Rental income on operating leases	$408.0	$417.9	$397.7	$1,239.2	$1,241.4
Depreciation on operating lease equipment	(123.3)	(145.5)	(161.7)	(429.3)	(512.5)
Net operating lease revenue	$284.7	$272.4	$236.0	$809.9	$728.9

Net Finance Revenue as a % of Average Earning Assets(3)
	Quarters Ended						Nine Months Ended September 30
	September 30, 2011		June 30, 2011		September 30, 2010(4)		2011		2010(4)
Net finance revenue	$193.7	2.30%	$68.8	0.80%	$340.0	3.44%	$459.6	1.78%	$1,322.5	4.17%
FSA impact on net finance revenue	(64.0)	(0.91)%	21.9	0.13%	(260.5)	(2.74)%	(128.8)	(0.64)%	(1,118.9)	(3.62)%
Secured debt prepayment penalties	20.0	0.21%	50.0	0.52%	29.0	0.25%	105.0	0.36%	89.0	0.24%
Adjusted net finance revenue	$149.7	1.60%	$140.7	1.45%	$108.5	0.95%	$435.8	1.50%	$292.6	0.79%

Impacts of FSA Accretion and Debt-related Transaction Costs on Pre-tax Income (Loss)
	Quarters Ended			Nine Months Ended September 30
	September 30,	June 30,	September 30,
	2011	2011	2010(4)	2011	2010(4)
Pre-tax Income/(Loss) – Reported	$14.2	$(21.8)	$235.6	$127.9	$694.7
Net FSA Accretion (excluding debt related acceleration)	(94.6)	(124.3)	(261.1)	(348.6)	(1,141.8)
Accelerated FSA Net Discount/(Premium) on Debt Extinguishments and Repurchases	2.4	113.3	(19.4)	126.9	(56.8)
Pre-tax Loss - Excluding Net FSA Accretion	(78.0)	(32.8)	(44.9)	(93.8)	(503.9)
Debt Related – Prepayment Penalties	20.0	50.0	29.0	105.0	89.0
Debt Related – Loss on Debt Extinguishments	146.6	—	—	146.6	—
Pre-tax Income (Loss) – Excluding FSA Net Accretion & Debt Related Costs	$88.6	$17.2	$(15.9)	$157.8	$(414.9)

Earning Assets(3)	September 30, 2011	June 30, 2011	December 31, 2010	September 30, 2010(4)
Loans	$21,812.3	$22,284.7	$24,500.5	$27,237.0
Operating lease equipment, net	11,191.0	10,920.4	11,136.7	10,966.8
Assets held for sale	1,512.6	1,863.5	1,218.5	887.7
Credit balances of factoring clients	(1,092.9)	(1,084.9)	(935.3)	(959.2)
Total earning assets	$33,423.0	$33,983.7	$35,920.4	$38,132.3

(1)  Total net revenues are combination of net finance revenues after depreciation on operating leases and other income.

(2)  Total net operating lease revenue is the combination of rental income on operating leases less depreciation on operating lease equipment.

(3) Earning assets reflect point in time balances. Average Earning Assets are computed for the respective period and utilized in certain revenue and expense ratios.

(4) Reflects restated balances as disclosed in the Company's December 31, 2010 Form 10-K.